UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2014 (December 17, 2014)

Cyberonics, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-19806	76-0236465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cyberonics Blvd., Houston, Texas 77058
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 281-228-7200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Milton M. Morris, Ph.D. resigned on December 17, 2014 as Senior Vice President, Research & Development of Cyberonics, Inc. (the “Company”).  The resignation was effective immediately.

Dr. Morris and the Company entered into a Resignation Agreement (“Agreement”) on December 17, 2014.  Pursuant to the Agreement, Dr. Morris’s Employment Agreement terminated immediately, but certain provisions related to confidential information, clawback of incentive-based compensation, indemnification and arbitration survived termination.  In June 2015, Dr. Morris will be eligible to receive a prorated portion (67%) of any annual bonus he otherwise would have earned at the end of the Company’s fiscal year pursuant to the terms of the Company’s Annual Executive Bonus Program, as determined by the Compensation Committee of the Company’s Board of Directors.  In addition, Dr. Morris and the Company exchanged mutual releases of any potential claims related to his employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

By:/s/ David S. Wise
Name: David S. Wise
Title: Secretary
December 19, 2014